UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2008

PLUM CREEK TIMBER COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600

Registrant’s Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 15, 2008, Plum Creek Timber Company, Inc. (“Plum Creek”) completed the first phase of its previously announced sale of western Montana timberlands to The Nature Conservancy, a non-profit corporation of the District of Columbia, and The Trust for Public Land, a California nonprofit public benefit corporation. Plum Creek received $150 million in cash for approximately 130,000 acres of timberlands. The terms of the transaction are governed by a Real Estate Purchase and Sale Agreement dated as of June 30, 2008, as amended, pursuant to which The Nature Conservancy and the Trust for Public Land agreed to purchase, in the aggregate, approximately 310,000 acres of western Montana timberlands for a total purchase price of $502 million. In accordance with the terms of the agreement, the original purchase price of $510 million was reduced by $8 million in connection with the sale of a portion of the timberlands by Plum Creek to other parties pending the closing of the transaction.

Section 8. Other Events

Item 8.01	Other Events

The Plum Creek annual meeting of stockholders is scheduled to take place on May 6, 2009, and stockholders of record on March 10, 2009 will be entitled to vote at the meeting. In addition to the other items of business to be considered at the meeting (election of directors, ratifying vote on the appointment of the independent auditor and one shareholder proposal), shareholders will be asked to vote on and approve two separate amendments to the Plum Creek certificate of incorporation. The first is an amendment to increase the share ownership limitation from 5% to 9.8%, and the second is an amendment to conform the voting standard for uncontested director elections to the standard set forth in Plum Creek’s By-laws, which provide for a majority of votes cast standard. Plum Creek’s By-laws require that proposals of stockholders made outside of Rule 14a-8 of the Securities Exchange Act of 1934 be submitted not earlier than February 6, 2009, and not later than March 8, 2009. Article II, Section 5 of the By-laws governs submission of matters for presentation at stockholder meetings. To be considered timely under Rule 14a-4(c) of the Securities Exchange Act of 1934, such matters must be received at Plum Creek’s principal executive offices not later than March 8, 2009.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma financial information. The pro forma financial information required pursuant to Article 11 of Regulation S-X of the Securities Exchange Act of 1934 is filed herewith as, and incorporated herein by reference to, Exhibit 99.1.

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit No.

10.1	Real Estate Purchase and Sale Agreement dated as of June 30, 2008, by and among Plum Creek Timberlands, L.P., a Delaware limited partnership and Plum Creek Land Company, a Delaware corporation, as Sellers, and The Nature Conservancy, a non-profit corporation of the District of Columbia, and The Trust for Public Land, a California nonprofit public benefit corporation, as Purchasers (incorporated by reference to Exhibit 10.1 to Form 8-K, File No. 1-10239, filed June 30, 2008).

99.1	Pro Forma Condensed Consolidated Financial Statements of Plum Creek Timber Company, Inc. (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ David W. Lambert
David W. Lambert
Senior Vice President and Chief Financial Officer

DATED: December 17, 2008

PLUM CREEK TIMBER COMPANY, INC.

Exhibit Index

Exhibit No.

10.1	Real Estate Purchase and Sale Agreement dated as of June 30, 2008, by and among Plum Creek Timberlands, L.P., a Delaware limited partnership and Plum Creek Land Company, a Delaware corporation, as Sellers, and The Nature Conservancy, a non-profit corporation of the District of Columbia, and The Trust for Public Land, a California nonprofit public benefit corporation, as Purchasers (incorporated by reference to Exhibit 10.1 to Form 8-K, File No. 1-10239, filed June 30, 2008).

99.1	Pro Forma Condensed Consolidated Financial Statements of Plum Creek Timber Company, Inc. (filed herewith).